UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of report (Date of earliest event reported): February 8, 2006
GENERAL MOTORS ACCEPTANCE CORPORATION
(Sponsor with respect to Securities)
CAPITAL AUTO RECEIVABLES, INC.
(Depositor with respect to Securities)
CAPITAL AUTO RECEIVABLES ASSET TRUST 2006-1
(Issuing Entity with respect to Securities)

Delaware (State or Other Jurisdiction of Incorporation)	333-105077 (Commission File Number)	38-3082892 (IRS Employer Identification No.)
c/o General Motors Acceptance Corporation
200 Renaissance Center
P.O. Box 200 Detroit, Michigan
48265-2000
(Address of Principal Executive Offices, including Zip Code)
(313) 556-5000
(Registrant’s telephone number, including area code)
Not applicable
(Former Name or Former Address, if Changed Since Last Report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01. Other Events.
The registrant has filed a prospectus supplement, dated February 9, 2006, setting forth a description of the collateral pool and the structure of $510,000,000 aggregate principal amount of the Class A-1 4.642% Asset Backed Notes (the “Class A-1 Notes”), $450,000,000 aggregate principal amount of Class A-2a 5.03% Asset Backed Notes (the “Class A-2a Notes”), $1,060,000,000 aggregate principal amount of Class A-2b Floating Rate Asset Backed Notes (the “Class A-2b Notes,” and, together with the Class A-2a Notes, the “Class A-2 Notes”), $650,000,000 aggregate principal amount of Class A-3 5.03% Asset Backed Notes (the “Class A-3 Notes”), $252,835,000 aggregate principal amount of Class A-4 5.04% Asset Backed Notes (the “Class A-4 Notes”), $126,052,000 aggregate principal amount of Class B 5.26% Asset Backed Notes (the “Class B Notes”), $47,270,000 aggregate principal amount of the Class C 5.55% Asset Backed Notes (the “Class C Notes”) and $31,513,000 aggregate principal amount of the Class D 7.16% Asset Backed Notes (the “Class D Notes”) by Capital Auto Receivables Asset Trust 2006-1 (the “Trust”). Only the Class A-2 Notes, the Class A-3 Notes, the Class A-4 Notes, the Class B Notes and the Class C Notes are being offered publicly for sale.
Item 9.01. Financial Statements and Exhibits.

Exhibit No.	Description

5.1	The following is filed as an Exhibit to this Report under Exhibit 5.1.

Opinion of Kirkland & Ellis LLP, dated as of February 8, 2006, with respect to enforceability of securities.

8.1	The following is filed as an Exhibit to this Report under Exhibit 8.1.

Opinion of Kirkland & Ellis LLP, dated as of February 8, 2006, with respect to tax matters.

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CAPITAL AUTO RECEIVABLES INC.
Date: February 16, 2006	By:	/s/ C.J. Vannatter
		Name:	C.J. Vannatter
		Title:	Vice President

EXHIBIT INDEX

Exhibit No.	Description

5.1	Opinion of Kirkland & Ellis LLP, dated as of February 8, 2006, with respect to enforceability of securities.

8.1	Opinion of Kirkland & Ellis LLP, dated as of February 8, 2006, with respect to tax matters.

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